UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported):   April 26, 2013

Keynote Systems, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27241	94-3226488
(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 403-2400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 26, 2013, Erik Prusch, currently the President, Chief Executive Officer and Director of Clearwire Corporation, was appointed to the Board of Directors (the “Board”) of Keynote Systems, Inc. (the “Company”).

As a non-employee director, Mr. Prusch will receive the standard retainer for his service on the Board, as well as fees in connection with committee service.  Mr. Prusch will also participate in the Company’s amended 1999 Equity Incentive Plan (the “Stock Plan”) and will receive an initial grant of 15,000 restricted stock units under the Stock Plan on May 3, 2013.

          In connection with his appointment, the Company and Mr. Prusch will enter into the Company’s standard director indemnification agreement.

          There are no transactions between Mr. Prusch and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.

Date:	April 30, 2013	By:	/s/ Curtis H. Smith
Curtis H. Smith
Chief Financial Officer